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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported: September 25, 2000)

                            FBL Financial Group, Inc.
               (Exact Name of Registrant as Specified in Charter)

           IOWA                          1-11917                 42-1411715
(State or Other Jurisdiction     (Commission File Number)      (IRS Employer
      of Incorporation)                                     Identification No.)


        5400 UNIVERSITY AVENUE
         WEST DES MOINES, IOWA                       50266-5997
(Address of Principal Executive Offices)             (Zip Code)

Registrant's telephone number, including area code: (515) 225-5400


ITEM 5.   OTHER EVENTS

         On September 25, 2000, FBL Financial Group and its wholly owned subsidiary, Farm Bureau Life Insurance Company, entered into an Asset Acquisition Agreement with The Kansas Farm Bureau, Kansas Farm Bureau Services, Inc., and Kansas Farm Bureau Life Insurance Company which will have the result of the assets, liabilities and operations of Kansas Farm Bureau Life Insurance Company being consolidated into Farm Bureau Life Insurance Company, and The Kansas Farm Bureau receiving 3,411,000 shares of a new FBL Financial Group Series C Cumulative Voting Preferred Stock, $25.8425 par value per share, which will be mandatorily redeemable to the extent of 49.9% at par value one year after issuance, the remainder mandatorily redeemable at par value five years after issuance.

         On September 25, 2000 FBL Financial Group announced it had agreed to repurchase 2,468,538 shares of Class A common stock from shareholders associated with Farm Bureau, and that it was commencing a tender offer for 1,101,462 shares. Together, the repurchase and tender offer will cover up to 3,750,000 shares at a $20 per share fixed price, for a total price of $75,000,000.

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         See Exhibit 99.1, attached, press release.

         SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            FBL FINANCIAL GROUP, INC.

                            By:  /s/ James W. Noyce
                                ---------------------------------------------
                                 James W. Noyce
                                 Chief Financial Officer

Dated:  September 26, 2000


                           EXHIBITS

Exhibit 2.1     Asset Acquisition Agreement

Exhibit 2.1(a) Exhibit A to Asset Acquisition Agreement: Form of Articles of Amendment, Certificate of Designations, Series C Cumulative Voting Preferred Stock of FBL Financial Group, Inc.

Exhibit 2.1(b) Exhibit B to Asset Acquisition Agreement: Form of Transition and Indemnity Agreement between FBL Financial Group, Inc., Farm Bureau Life Insurance Company and The Kansas Farm Bureau.

Exhibit 2.1(c)  Exhibit C to Asset Acquisition Agreement:   Form of
                Registration Rights A Agreement

Exhibit 99.1 Press Release Announcing Asset Acquisition Agreement, Share Repurchase and Commencement of Tender Offer